                                                                   Exhibit 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Rocky Mountain Internet, Inc.
Denver, Colorado


As independent certified public accountants for DataXchange Network, Inc., we hereby consent to the use in this Form S-1 Registration Statement for DataXchange Network, Inc. of our report included herein, which has a date of September 30, 1998, relating to the balance sheets of DataXchange Network, Inc. as of July 31, 1996 and 1997 and the related statements of operations, cash flows, and stockholders' equity for each of the three years in the period ended July 31, 1998 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                      /s/ Aidman, Piser & Company, P.A.
                                      ---------------------------------
                                      Aidman, Piser & Company, P.A.


Tampa, Florida
November 4, 1998